SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2004

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	0-32613	77-0559897
(State of other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California 93940

(Address of principal executive offices) (Zip Code)

(831) 333-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On August 13, 2004, the registrant issued a press release announcing the appointment of Diane Kayser as its new Chief Financial Officer effective as of the last day of employment of its current Chief Financial Officer, Richard Delaney, whose employment agreement expires on August 31, 2004. Mr. Delaney will remain as a member of the registrant’s Board of Directors. The press release is attached to this current report as Exhibit 99.1 and is incorporated by reference to this report. The employment agreement between the registrant and Ms. Kayser was filed as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2004

EXCELLIGENCE LEARNING CORPORATION

By:	/s/ Richard Delaney
Name:	Richard Delaney
Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press release dated August 13, 2004.

*	Filed herewith.